Exhibit 10.63

TERMINATION AMENDMENT FOR THE
ENERGIZER HOLDINGS, INC.
EXECUTIVE HEALTH PLAN
FOR RETIRED EMPLOYEES

Energizer Holdings, Inc. (the "Company") established the Energizer Holdings, Inc. Executive Health Plan (the "Plan"), effective as of April 1, 2000, to provide medical, dental and vision benefits for eligible employees and their eligible dependents and eligible retirees.
The Plan was amended and restated in its entirety effective as of March 28, 2003.
By resolution of the Compensation Committee, the Plan was frozen to new participants effective as of October 9, 2006.
The Plan was amended and restated effective as of January 1, 2009.
The Plan was amended effective as of January 1, 2011 to create a separate stand-alone plan for retired employees called the Energizer Holdings, Inc. Executive Health Plan for Retired Employees ("Retiree Plan"). The Retiree Plan was further amended by a Clarifying Amendment to memorialize the October 9, 2006 Compensation Committee resolution freezing participation in the Plan.
The Energizer Plans Administrative Committee appointed by the Company ("EPAC") is authorized to amend the Retiree Plan at any time as it may deem appropriate.
EPAC now wishes to amend the Retiree Plan to terminate coverage under the Retiree Plan and the corresponding stand-alone executive health plan for active colleagues effective as of December 31, 2012.
NOW, THEREFORE, the Retiree Plan is amended effective as of December 31, 2012, as follows:
1.    The Retiree Plan is terminated effective as of the close of business on December 31, 2012.
2.    Covered Expenses of a Covered Individual incurred prior to January 1, 2013 shall be processed in accordance with the terms of the Retiree Plan prior to the date of its termination. In no event shall the Covered Expenses of a Covered Individual incurred after December 31, 2012 be paid under the Retiree Plan or the stand-alone executive health plan for active employees.

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IN WITNESS WHEREOF, EPAC has caused this Termination Amendment for the Retiree Plan to be executed on behalf of the Company this 11th day of September, 2012.

ENERGIZER HOLDINGS, INC.

By:	/s/ Peter J. Conrad

Name:	Peter J. Conrad

Title:	Vice President, Human Resources

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